UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2023

ETF Managers Group Commodity Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36851	36-4793446
(Commission File Number)	(IRS Employer Identification No.)

30 Maple Street - Suite 2 Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-6477

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Breakwave Dry Bulk Shipping ETF	BDRY	NYSE Arca, Inc.
Shares of Breakwave Tanker Shipping ETF	BWET	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 15, 2023, Samuel R. Masucci, III resigned as the Chief Executive Officer of ETF Managers Capital LLC (the “Sponsor”), Sponsor of the Breakwave Dry Bulk Shipping ETF and the Breakwave Tanker Shipping ETF (collectively, the “Funds”), each a series of the ETF Managers Group Commodity Trust I (the “Registrant”). Mr. Masucci will remain a principal of the Sponsor due to his ownership stake in the Sponsor, but he is no longer a principal due to his position.

Effective July 17, 2023, Matthew J. Bromberg has been appointed Interim Chief Executive Officer of the Sponsor. As Chief Executive Officer, Mr. Bromberg has general and active management and control of the business and affairs of the Sponsor, is responsible for directing, administering and coordinating the business operations of the Sponsor, has general supervision over its officers and agents and performs such additional executive, supervisory and management functions and duties as required from time to time.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Mr. Bromberg’s appointment as Interim Chief Executive Officer. None of the officers of the Sponsor receive compensation from the Funds.

There are no transactions in which Mr. Bromberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Mr. Bromberg is as follows:

Matthew J. Bromberg. Mr. Bromberg has been General Counsel of Exchange Traded Managers Group LLC (“ETFMG”), the parent of the Sponsor, since April 1, 2020, Chief Operating Officer of ETFMG since September 1, 2022, Chief Compliance Officer of the Sponsor since October 26, 2022, and Interim Chief Executive Officer of the Sponsor since July 17, 2023. He was listed as a principal, as that term is defined in CFTC Rule 3.1, of the Sponsor on October 21, 2020. In these roles, Mr. Bromberg has general and active management and control of the business and affairs of the Sponsor, and he has responsibilities for all legal affairs of ETFMG’s and the Sponsor’s business, as well as implementation of the Sponsor’s compliance program. Mr. Bromberg has been General Counsel of ETF Managers Group LLC, an investment adviser affiliate of ETFMG and the Sponsor, since April 1, 2020, and Chief Compliance Officer of ETF Managers Group LLC since October 26, 2022. He was listed as a principal of ETF Managers Group LLC from March 10, 2022 to December 14, 2022. He was a Partner at the law firm Dorsey & Whitney LLP from September 2019 through March 2020, where he counseled clients on investment management and financial services matters. He was also General Counsel of Millington Securities, Inc. and WBI Investments, Inc., registered investment advisers, from February 2016 to September 2019 and a Partner at the law firm Reed Smith LLP from August 2015 through January 2016.

Item 8.01. Other Events.

Sponsor Replacement

ETF Managers Capital LLC (“ETFMC”) intends to withdraw as sponsor of ETF Managers Group Commodity Trust I (the “Trust”), and each of its series, the Breakwave Dry Bulk Shipping ETF and Breakwave Tanker Shipping ETF (together, the “Funds”). ETFMC will appoint Amplify Investments LLC, or an affiliate (“Amplify”), to serve as sponsor of the Trust, commencing upon the resignation of ETFMC (the “Sponsor Replacement”). Amplify will thereafter serve as sole sponsor of the Trust and intends to carry on the business of the Trust and the Funds.

Other than the changes outlined above, it is not expected that the Sponsor Replacement will affect the Trust, its shareholders or an investment in the Funds’ shares in any way.

It is expected that the Sponsor Replacement will occur during the fourth quarter of 2023. There is no guarantee that the Sponsor Replacement will be completed within the expected time frame, or at all.

Legal Proceedings

Mr. Masucci, a principal of the Sponsor, received a Wells Notice from the staff of the U.S. Securities and Exchange Commission (“SEC”). The notice indicated the staff’s preliminary determination to recommend that the SEC commence a civil action against Mr. Masucci and ETF Managers Group LLC (the “Adviser” and, together with Mr. Masucci, the “Recipients”), an investment adviser affiliate of the Sponsor and ETFMG, stemming from findings made during its non-public investigation. The Recipients cooperated with the investigation and during the Wells process each Recipient demonstrated to the SEC staff why it believes its conduct was appropriate, in keeping with industry standards, and that no action should be taken.

The Recipients have been engaged in settlement discussions with the SEC staff to conclude the investigations. The Recipients, on a neither admit nor deny basis, have consented to the entry of findings under Sections 206(1) and 206(2) of the Investment Adviser’s Act, Section 17(d) of the Investment Company Act of 1940 (the “1940 Act”), and Rule 17d-1 thereunder. The settlement will have a financial component for each Recipient along with certain undertakings, including Mr. Masucci’s resignation as Chief Executive Officer of the Sponsor. The expected findings principally pertain to alleged non-disclosure of conflicts of interest arising in connection with the participation by a 1940 Act registered investment company managed by the Adviser in the securities lending program administered by its prior custodian.

The Recipients expect to submit Offers of Settlement incorporating these charges and applicable penalties for consideration by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETF Managers Group Commodity Trust I

By:	/s/ Matthew Bromberg
Name:	Mathew Bromberg
Title:	ETF Managers Capital LLC, sponsor of
ETF Managers Commodity Trust I
Interim Chief Executive Officer

Dated: July 18, 2023

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